UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 13, 2012
(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

176 Route 9 North
Suite 306
Marlboro, NJ 07728
  (Address of Principal Executive Offices)

(732) 851-7707
 (Registrant's telephone number, including area code)

506 S. Crews, Odessa, Missouri 64076
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 13, 2012, the Board of Directors  appointed Mr. Gennaro (Jerry) Pane as the Company’s  Chairman of the Board and Mr. Daniel Joon Sikk Moon as the Company’s  President.  Concurrent with the appointment of Messers. Pane and Moon, Mr. John Gildea voluntarily resigned as the Company’s Chairman and Mr. David Burney voluntarily resigned the Company’s President. Messers. Gildea and Burney remain as members of the Company’s Board of Directors. Mr. Pane remains as the Company’s Chief Executive Officer and a member of the Board of Directors, and Mr. Moon remains as a member of the Board of Directors.

In addition, on this date, the Company also appointed Mr. Im Seong Dae to its Board of Directors. Mr. Im’s background information is set forth below.

Im Seong Dae
Mr. Im (age 59) has over 30 years of a strong managerial background, mainly in upper level management of various corporations. From 1997, he has been President of Han Sol Red Clay, an alternative medicine facility located in Masan, Korea. From 2006 to the present, he has been Executive Advisor to Zero One, Ltd., a sports promotion company located in Seoul, Korea. From 2005 to present, he has been President of the Imani Golf Club located in near Seoul, Korea. In May 2012, he was appointed Chairman of Lucky TCL,  a metals trading company located in Seoul, Korea.

The new director received a stock option grant under the Company’s 2007 Stock Option Plan. The grant enables the new director to acquire 1,000,000 shares of common stock at $0.17 price per share. In addition, he is entitled to receive a stock grant of 250,000 shares of common stock, which each current director will receive for 2012.

There was no arrangement or understanding between the newly appointed director  and any other person(s) (naming such person) pursuant to which such director was elected in such capacity. Except as stated herein, there have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which our new director  had or will have a direct or indirect material interest. There are no family relationships between the new director and any other director or executive officer of the Company. There is no material plan, contract or arrangement (whether or not written) to which the new director is a party or in which each party participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PRECIOUS METALS, INC.

By:	/s/ Jerry Pane
Name: Jerry Pane
Title: Chief Executive Officer
Date: June 14, 2012